UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

NORTHWEST PIPE COMPANY
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 360‑397‑6250

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 22, 2021, Northwest Pipe Company and its wholly-owned subsidiaries NWPC, LLC, Geneva Pipe and Precast Company, and Park Environmental Equipment, LLC (“ParkUSA”) (together, the “Company”), along with certain of the Company’s other wholly-owned subsidiaries, entered into an Incremental Amendment (“Incremental Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and the lenders from time to time party thereto, including the initial sole lender, Wells Fargo (the “Lenders”), to exercise the option to increase the aggregate amount available under the Credit Agreement dated June 30, 2021 (“Credit Agreement”) by $25 million.

The Credit Agreement, as amended by the Incremental Amendment (“Amended Credit Agreement”), provides for a revolving loan, swingline loan, and letters of credit in the aggregate amount of up to $125 million. As of October 22, 2021, the Company had $87.2 million in outstanding revolving loan borrowings under the Amended Credit Agreement, and additional borrowing capacity of approximately $36 million.

The Amended Credit Agreement provides for the inclusion of historic earnings from ParkUSA, which the Company acquired on October 5, 2021, in the consolidated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) calculation, and revises the Company’s covenant by increasing the minimum consolidated EBITDA that must be maintained to $31.5 million for the four consecutive fiscal quarters most recently ended, starting with the fourth quarter of 2021. In addition, the Amended Credit Agreement removes the covenant to maintain a minimum consolidated fixed charge coverage ratio.

The foregoing description of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Amendment, which is filed herewith as Exhibit 10.1 to this Report, and is incorporated herein by reference. A more detailed description of the Credit Agreement prior to the Incremental Amendment is available in the Company's Current Report on Form 8‑K filed with the Securities and Exchange Commission on July 7, 2021.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1 Incremental Amendment dated October 22, 2021, by and among Northwest Pipe Company, NWPC, LLC, Geneva Pipe and Precast Company, Park Environmental Equipment, LLC, certain other subsidiaries of Northwest Pipe Company, and Wells Fargo Bank, National Association *

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments to the Incremental Amendment have been omitted pursuant to Instruction 4 to Item 1.01 of the Form 8‑K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 28, 2021.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins
Senior Vice President, Chief Financial Officer and Corporate Secretary